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                                  EXHIBIT 5.1

                                March 17, 1999


Board of Directors
First Deposit Bancshares, Inc.
8458 Campbellton Street
Douglasville, Georgia  30134-1803

                    RE:  REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

          We have served as special counsel to First Deposit Bancshares, Inc. (the "Corporation") in connection with the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). This opinion is being delivered to you in connection with such filing at your request. The Registration Statement relates to shares of common stock of the Corporation (the "Common Stock") to be issued in connection with the simultaneous conversion of Douglas Federal Bank, a Federal Savings Bank, from mutual to stock form and reorganization into the holding company form of ownership as a wholly-owned subsidiary of the Corporation.

          We have reviewed the Corporation's articles of incorporation and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Corporation, including minute books of the Corporation as furnished to us by the Corporation, certificates of public officials and of representatives of the Corporation, statutes and other instruments and documents, as a basis for the opinion hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Corporation with respect to the accuracy of the factual matters contained in such certificates.

          In connection with such review, we have assumed with your permission
(i) that the Registration Statement and all other documents that are the subject of this opinion or on which this opinion is based have been properly authorized, executed and delivered by each of the respective parties thereto other than the Corporation and have been properly executed and delivered by all parties by or through competent individuals having the legal capacity to do so; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iv) the proper issuance and accuracy of certificates of public officials and officers and agents of the Corporation. In rendering this opinion, we assume that the Common Stock will be offered and sold in the manner described in the Prospectus which is a part of the Registration Statement.

          This opinion is limited to the laws of the State of Georgia, excluding local laws of the State of Georgia (i.e., the statutes and ordinances, the administrative decisions and the rules and
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regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of Georgia and judicial decisions to the extent they deal with any of the foregoing), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued pursuant to the Registration Statement have been duly authorized by all necessary corporate action on the part of the Corporation and will, when issued and sold as provided for in the Registration Statement, be validly issued, fully paid and nonassessable.

          This opinion letter is delivered solely for your benefit in connection with the Registration Statement and the transactions provided for therein and may not be quoted in whole or in part, referred to, filed with any governmental agency or otherwise used or relied upon by any other person or for any other purpose without our prior written consent; provided, however, we hereby consent to your including this opinion as an exhibit to the Registration Statement and to reference our firm in the Section of the Prospectus entitled "Legal and Tax Opinions" of the Prospectus.

                         Very truly yours,

                         WOMBLE CARLYLE SANDRIDGE & RICE
                         A Professional Limited Liability Company


                         By:/s/ Elizabeth O. Derrick
                            --------------------------------
                              Elizabeth O. Derrick

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